POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Cristen Kogl, Derek Spychalski, Bradley Gabriel, Robert Laverty, Anthony Lada, and Sandra Ponce, signing singly, as the undersigned's true and lawful attorneys-in-fact to:

(1) Take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission ("SEC") utilizing the SEC's Electronic Data Gathering and Retrieval ("EDGAR") system, which actions may include: (i) enrolling the undersigned in EDGAR Next; and (ii) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;

(2) Execute for and on behalf of the undersigned, in the undersigned's capacity as a director and/or executive officer of Zebra Technologies Corporation (the "Company"), Forms 3, 4, 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, Form 144 under Rule 144 under the Securities Act of 1933, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of the Company's securities;

(3) Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5, or 144 and complete and execute any amendment or amendments thereto, and timely file any such form with the SEC and any stock exchange or similar authority; and

(4) Act as an account administrator for the undersigned's EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned's EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

(5) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

(6) Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the attorney-in-fact.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause or have caused to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or Rule 144 of the Securities Act of 1933.

This Power of Attorney shall supersede any power of attorney previously granted by the undersigned with respect to the subject matter herein and shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5, and 144 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed document delivered to the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of July 2025.

/s/ Mary T. McDowell

Mary T. McDowell